                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):

/X/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5) Total fee paid:

         -----------------------------------------------------------------------

/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         -----------------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         3)       Filing Party:

         -----------------------------------------------------------------------

         4)       Date Filed:

         -----------------------------------------------------------------------

                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.

    Notice of 1999 Special Meeting in Lieu of Annual Meeting of Stockholders

                                  May 28, 1999


To the Stockholders:

         The 1999 Annual Meeting of the Stockholders of INTEGRATED TRANSPORTATION NETWORK GROUP INC. will be held on Wednesday, May 28, 1999, at 11:00 A.M. at Chase Manhattan Conference Center, Chase Manhattan Bank, 11th Floor, 270 Park Avenue, New York, New York, for the following purposes:

         1. To elect a Board of seven Directors, to serve until the next annual meeting of stockholders and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement.

         2. To Consider and act upon a proposal to adopt the Corporation's 1999 Combination Stock Option Plan.

         3. To consider and act upon any other business which may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 1, 1999, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors


                                          Mona Ng
                                          Secretary


New York, New York
May 7, 1999

                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.
                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of INTEGRATED TRANSPORTATION NETWORK GROUP INC. (the "Corporation") for use at the 1999 Special Meeting In Lieu of Annual Meeting of Stockholders to be held on Friday, May 28, 1999, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is May 7, 1999.

         If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Corporation at any time before the proxy is exercised.

         The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. Abstentions and "non-votes" will have no effect on the election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

         The Corporation's principal executive offices are located at 575 Lexington Avenue, Suite 410, New York, New York, 10022 and its telephone number is (212) 572-9612.


                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on April 1, 1999 are entitled to notice of and to vote at the meeting. On that date the Corporation had outstanding and entitled to vote 12,467,945 shares of Common Stock, par value $.01 per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Seven Directors of the Corporation are to be elected to hold office until the next annual meeting and until their successors shall be duly elected and qualified. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the seven nominees named below. If any of such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. No nominee is related to any other nominee or to any executive officer of the Corporation or its subsidiaries, except that Mr. Wu Zhi Jian is Mr. Peng Jun's brother.


                                                    Year First
                                                    Elected a
Name                                         Age    Director         Positions
----                                         ---    ----------       ---------
Wu Zhi Jian                                   38      1998           Chairman of the Board, Director
Andrew Lee                                    49      1998           President, Director
Robert L. Stewart                             80      1999           Director
Lewis Burridge                                78      1999           Director
Peng Jun                                      27      1998           Executive Vice-President, Treasurer, Director
Zhang Li Wei                                  38      1998           Director
Li Yong Yuan                                  51      1998           Director


         Wu Zhi Jian has been the chairman and director of the Corporation since January, 1998. Mr. Wu founded Shenzhen Jinzhenghua Transport Industrial Development Co. Ltd. ("Jinzhenghua Transport") in 1988. Mr. Wu is the chairman and founder of Shenzhen Zhenghua Group Co. Ltd., ("Zhenghua Group") which is a diversified group of companies.

         Andrew Lee has been the president and director of the Corporation since January, 1998. Since 1992, Mr. Lee has been the president and chief executive officer of First Shanghai Corporation, a merchant bank, BOXX International Corporation, a computer and electronics company, and TowerCom Inc., a software company. Mr. Lee is also chairman of Valentine USA Inc., a company that manufactures ladies' apparel. Mr. Lee is also a director of Consygen Inc., a software development company listed on the Nasdaq Stock Market ("CSGI"). Mr. Lee received graduate degrees in business administration and electrical engineering at Columbia University. Mr. Lee also holds a visiting professorship at Guangxi Institute of Technology in Guangxi, China.

         Robert L. Stewart has been a director of the Corporation since April, 1999. Since September 1996, Mr. Stewart has been a member of the board of directors of ConSyGen, Inc., a public software development Company listed on the Nasdaq Stock Market ("CSGI") and, since 1980, he has been a member of the board of directors of ConSyGen, Inc.'s wholly-owned subsidiary. Mr. Stewart previously served as President and Chief Executive Officer of ConSyGen, Inc.'s wholly-owned subsidiary from 1980 until January 15, 1997 and as President and Chief Executive Officer of ConSyGen, Inc. from the time of its acquisition of such subsidiary in September 1996 until January 15, 1997.

         Louis Burridge has been a director of the Corporation since April, 1999. Since March 25, 1999, Mr. Burridge has been the president and chief executive officer of ConSyGen Inc., a public software development company listed on the Nasdaq Stock Market ("CSGI"). Since 1998, Mr. Burridge has been the director of Massa Products Corporation, a scientific engineering corporation. Since 1990, Mr. Burridge has been the president of Kent Associates, an international consulting company. Mr. Burridge also is the Chairman of Addison County Republican committee, and the member of Republican State Committee in Vermont. Mr. Burridge previously served as the president of American Chamber of Commerce in Japan, and Philippines and as the chairman of Republicans Abroad in Asia.

         Peng Jun has been the executive vice president, treasurer and director of the Corporation since January, 1998. From 1994 to 1997, Mr. Peng was standing director of the Board of Shenzhen Zhenghua Group Co. Ltd. and chairman and general manager of Shenzhen Zheng Hua Industrial Development Main Corporation. In 1994, Mr. Peng was appointed vice general manager of Guo Run Taxi Service Corporation. From 1991 to 1994, he was manager of Jun Peng Repair Shop.

         Zhang Li Wei has been a director of the Corporation since January, 1998. From 1995 to 1997, he was chief executive officer and a director of Jinzhenghua Transport. From 1994 to 1995, he was a director of the Zhenghua Group and chairman of Zheng Hua Trading Corporation, and general manager of the Taxi Business. From 1992 to 1994, Mr. Zhang was general manager of Taolin Hotel in Changde, Hunan.

         Li Yong Yuan has been a director of the Corporation since January, 1998. From 1994 to 1997, Mr. Li was a standing director of Jinzhenghua Transport and Shenzhen Zhenghua Group Co. Ltd. From 1993 to 1994, Mr. Li was assistant to the president and vice general manager of Shenzhen Zheng Hua Industrial Development Main Corporation. From 1988 to 1993, Mr. Li was standing vice general manager of Shenzhen Zheng Hua Industrial Development Main Corporation.


                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During 1998, there were no formal meetings of the Board of Directors of the Corporation; although, the Board of Directors met several times informally. The Board of Directors took action by written consent on numerous other occasions.

         The Corporation currently pays each of its Directors (including its independent Directors) $1,000 for each regular and special meeting of the Board of Directors and its Committees attended, except for meetings held by teleconference, for which the fee is $250. The Corporation reimburses all Directors for any expenses which they may incur in attending meetings of the Board of Directors or its Committees.

         The Board of Directors has a Compensation Committee whose members are Robert L. Stewart and Lewis Burridge. The Compensation Committee will recommend to the Board of Directors compensation for the Corporation's key employees. The Compensation Committee was formed in April 1999 and has not yet met.

         The Corporation also has an Audit Committee whose members are Robert L. Stewart and Lewis Burridge. The Audit Committee will review with the Corporation's independent accountants the scope of the audit for the year, the results of the audit when completed and the independent accountants' fee for services performed. The Audit Committee will also recommend independent accountants to the Board of Directors and will review with the independent accountants the Corporation's internal accounting controls and financial management practices. The Audit Committee was formed in April 1999 and has not yet met.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 1, 1999 (April 26, 1999 with respect to Messrs. Stewart and Burridge) certain information with respect to beneficial ownership of the Corporation's Common Stock by: (i) each person known by the Corporation to own beneficially more than 5% of the Corporation's Common Stock; (ii) each of the Corporation's directors, (iii) each of the Corporation's executive officers; and (iv) all directors and executive officers as a group. This information is based upon information received from or on behalf of the named individual. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.

                                                 Amount and
                                                 Nature of
         Name of                                 Beneficial                   Percent of
         Beneficial Owner                        Ownership (2)                Class
         ----------------                        ------------                 ----------
         Wu Zhi Jian (1)                            2,695,694                    21.06%
         Andrew Lee                                   266,667                     2.09%
         Robert L. Stewart                              3,333                       *
         Lewis Burridge                                 3,333                       *
         Willy Wu                                     133,333                     1.06%
         Peng Jun                                     313,453                     2.49%
         Zhang Li Wei                                 163,333                     1.29%
         Li Yong Yuan                                 163,333                     1.29%
         Mona Ng                                       16,667                       *
         Kwok Kee Billy Yung (3)                    2,930,952                    20.98%
           1/F Shell Industrial Building
           12 Lee Chung Street, Chai Wan
           Hong Kong, PRC
         Yung Yau                                   1,500,000                    12.03%
          1/F Shell Industrial Building
          12 Lee Chung Street
          Chai Wan Industrial District,
          Hong Kong

       All executive officers and                   3,759,146                    27.60%
       directors as a group (9 persons)

--------------------------
*    Less than one percent

(1) Mr. Wu has pledged 1,340,435 of his shares of Common Stock to Shenzhen Commercial Bank.

(2) Includes currently exercisable options and options exercisable within 60 days of April 1, 1999 to purchase the number of shares of Common Stock listed next to each person's name as follows: Wu Zhi Jian - 333,333, Andrew Lee - 266,667, Robert L. Stewart - 3,333, Lewis Burridge - 3,333, Willy Wu
     - 133,333, Peng Jun - 133,333, Zhang Li Wei - 133,333, Li Yong Yuan -
     133,333, and Mona Ng - 16,667.

(3) Includes immediately exercisable warrants to purchase 500,000 shares of the Corporation's Common Stock and an immediately convertible, 5% Convertible Note, convertible into 1,000,000 shares of the Corporation's Common Stock.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Corporation's Compensation Committee was formed in April, 1999 and currently consists of Messrs. Stewart and Burridge. Neither of the members of the Compensation Committee is an officer or employee of the Corporation or any of its subsidiaries.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's Executive Officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation's fiscal year ended December 31, 1998, the Corporation's first fiscal year since formation in January, 1998.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation

                                                                                        Long-Term
                                                                                       Compensation
                                                                                         Awards
                                                                          Other        Securities       All Other
Name and                            Year        Salary       Bonus        Annual       underlying      Compensation
Principal Position                 Ended         ($)          ($)      Compensation   options (#)(4)        ($)
------------------                 -----         ---          ---      ------------   -------------    ------------

Wu Zhi Jian, Chairman              12/31/98      --(1)         --(2)          --(3)           --(4)            --
  of the Board                                ------       ------         ------          ------           ------
Andrew Lee, President and CEO
                                   12/31/98      --(1)         --(2)          --(3)           --(4)            --
                                              ------       ------         ------          -------          ------


---------------

(1) No compensation was paid by the Corporation during the year ended December 31, 1998 to Wu Zhi Jian or Andrew Lee. Effective January 1, 1999, Wu Zhi Jian's annual base salary was established at $125,000 and Mr. Lee's annual base salary was established at $125,000 per year.

(2) Effective January 1, 1999, the Board of Directors of the Corporation established the 1998 Bonus Plan (the "Bonus Plan"). Pursuant to the Bonus Plan, an amount equal to 5% of the amount by which the Corporation's net earnings for fiscal 1998 exceeded $12,000,000 would have been distributed as follows (i) an amount equal to 40% of the Bonus Pool would have been distributed to each of the Chairman of the Board of the Corporation and the President of the Corporation and (ii) the President of the Corporation would have been authorized to distribute the remaining 20% of the Bonus Pool to employees of the Corporation in such manner as the President deemed to be in the best interest of the Corporation. No amounts were paid in 1998 or are payable in 1999 under the Bonus Plan. The Corporation expects to adopt a Bonus Plan for 1999, but has not yet done so.

(3) The aggregate amount of perquisites and other personal benefits, securities or property did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer.

(4) Effective January 1, 1999, options were granted to the above-named executive officers as follows: 500,000 shares were granted to Wu Zhi Jian, Chairman of the Board and a nominee for director, at an exercise price of $2.00 and. 400,000 shares were granted to Andrew Lee, President and Chief Executive Officer, and a nominee for director, at an exercise price of $2.00. Such option vest in three equal increments, one-third at the time of grant, one-third six months after the date of grant and one-third one year after the grant.

EMPLOYMENT AGREEMENTS

         The Corporation has not entered into any employment agreement with any of its Executive Officers or employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1998, the Corporation did not have a compensation committee, and all deliberations concerning executive officer compensation and all determinations with respect thereto were made by the Corporation's Board of Directors, consisting of Wu Zhi Jian, Peng Jun, Andrew Lee, Zhang Li Wei, and Li Yong Yuan. Each such person is also an Executive Officer of the Corporation.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         For the fiscal year ended December 31, 1998, no compensation was paid to the Corporation's executive officers.

         Effective April 26, 1999, the Board of Directors established a Compensation Committee whose Members are Robert L. Stewart and Lewis Burridge, neither of whom are employees of the Corporation.

       The objective of the Board with respect to executive compensation is to provide a level of total compensation that allows the Corporation to attract and retain superior talent, to achieve its business objectives, and to align the financial interests of the executive officers with the stockholders of the Corporation. To that end, the Board has implemented and the Compensation Committee will continue to implement a compensation strategy that includes a competitive salary and substantial equity and cash based incentive compensation.

       On January 1, 1999, the Board of Directors established a Bonus Plan for 1998 (the "1998 Bonus Plan") with an amount equal to 5% of the amount, if any, by which the Corporation's net income for the year ended December 31, 1998 exceeded $12,000,000 (the "Bonus Pool"). Since the Corporation's net income for the fiscal year ended December 31, 1998 was less than $12,000,000, no bonuses are payable under the 1998 Bonus Plan. The Bonus Pool would have been distributed in 1999 as follows: 40% of the Bonus Pool would have been distributed to each of Mr. Wu Zhi Jian, Chairman of the Board, and Mr. Andrew Lee, President, and the President of the Corporation would have distributed the remaining 20% of the Bonus pool to employees of the Corporation in such manner as he deemed to be in the best interest of the Corporation. Since any bonus compensation payable under the Bonus Pool was dependent upon the amount by which the Corporation's net income exceeded a base amount, the Bonus Plan rewards the Executive Officers for improvements in the Corporation's financial results. A significant component of the Executive Officer's compensation is the bonuses and accordingly their compensation is in large measure directly related to the financial performance of the Corporation as measured by its net income. The Corporation expects to establish a 1999 Bonus Plan, but has not yet done so.

       In its deliberations with respect to the compensation for the Corporation's Chief Executive Officer and the other executives, the Board considers (and the Committee will consider) the past performance of the officers, their level of responsibilities, overall performance with the Corporation, and the Board's view of the level of compensation necessary to attract and retain talented individuals. The Board assigns no particular weight to any one factor, and views the deliberations as an exercise of subjective judgment on the part of the Board.

       The executive officers of the Corporation are eligible to receive options under the Corporation's 1999 Combination Stock Option Plan, which was adopted by the Board of Directors effective January 1, 1999. The purpose of this plan is to provide equity-based incentive compensation based on the long-term appreciation in value of the Corporation's Common Stock and to promote the interests of the Corporation and its stockholders by encouraging greater management ownership of the Corporation's Common Stock.

COMPENSATION OF ANDREW LEE, PRESIDENT AND CHIEF EXECUTIVE OFFICER

       As noted above, the Corporation did not compensate Mr. Lee during the year ended December 31, 1999 for services rendered to the Corporation. The Board of Directors established the compensation of Andrew Lee, President and Chief Executive Officer of the Corporation for the fiscal year ended December 31, 1999, using the criteria described above.

       The foregoing report has been approved by all members of the Board of Directors at December 31, 1998.

                                                     BOARD OF DIRECTORS

                                                     Wu Zhi Jian

                                                     Peng Jun

                                                     Andrew Lee

                                                     Zhang Li Wei

                                                     Li Yong Yuan


                          COMPARATIVE PERFORMANCE GRAPH

         The following performance graph and table compare the cumulative total return to shareholders on the Corporation's Common Stock with the cumulative total return of the Standard & Poor's SmallCap 600 Price Index ("S&P 600 Index") and a peer group (the "Peer Group") of companies selected by the Corporation whose primary business is Automotive Rental. The Peer Group consists of the following companies: Americo; Avis Rent-A-Car, Inc.; Budget Group, Inc. (Class
A); Dollar Thrifty Automotive Group; Hertz Corporation (Class A); Pride Automotive Group, Inc.; Rollins Truck Leasing; Ryder System, Inc.; and Stratford American Corporation. The Peer Group companies are generally much larger than the Corporation.

         The graph and the table assume $100.00 was invested on July 8, 1998 in each of the Corporation's Common Stock, the S&P 600 Index and in the Peer Group and also assumes reinvestment of dividends. One hundred dollars invested on July 8, 1998 in the Corporation's Common Stock, the S&P 600 and the Peer Group, would have been worth $19.20, $54.34 and $93.62, respectively, on December 31, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS


                                  BASE
                                  PERIOD                                MEASUREMENT PERIOD
                                                --------------------------------------------------------------------
                                 July 8,        July 98     Aug. 98     Sept. 98     Oct 98      Nov. 98     Dec. 98
    CORPORATION NAME/INDEX       1998(1)
---------------------------     --------        -------     -------     --------     ------      -------     -------

Integrated Transportation       $100.000        $100.00      $23.21      $28.13      $30.36       $25.00      $19.20
Network Group, Inc..
Peer Group                      100.000           98.94       77.01       87.85       79.72        81.77       93.62
S&P 600 Index                   100.000           91.31       74.60       60.67       53.97        51.07       54.34



(1) As described under the "Certain Transactions", on June 30, 1998, the Corporation was reorganized and acquired the assets and certain liabilities of Dawson Science Corporation, the Corporation's former parent company (the "Reorganization"). Prior to the Reorganization, the Corporation had no assets or operations and there was no public trading of the Corporation's Common Stock. Consequently, quotations for the Corporation's Common Stock were not available prior to the Reorganization. On July 8, 1998, subsequent to the Reorganization, the Corporation's Common Stock began trading and quotations were available on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board.

                        [TOTAL SHAREHOLDERS RETURN GRAPH]

                                    [CHART]

                                 PROPOSAL NO. 2
                          PROPOSAL TO THE CORPORATION'S
                       1999 COMBINATION STOCK OPTION PLAN

         The purpose of the 1999 Combination Stock Option Plan (the "1999 Plan") is to encourage ownership of the stock of the Corporation by employees and advisors of the Corporation and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Corporation or its subsidiaries and otherwise to provide additional incentives for option holders to promote the success of the Corporation's business. The Board of Directors adopted the 1999 Plan on January 1, 1999, and is submitting it to the stockholders for approval. 2,500,000 shares of Common Stock are reserved for issuance under the 1999 Plan.

         The 1999 Plan is administered by a committee (the "Committee") consisting (1) solely of two or more "non-employee" directors, as defined from time to time in Rule 16b-3, or (2) the Board of Directors of the Corporation. Generally, a "non-employee" director under Rule 16b-3 means a director who is not an employee of the issuer and who does not receive compensation from the issuer, except as a director. Subject to the terms of the 1999 Plan, the Committee determines the persons to whom options are granted, the number of shares covered by the option, the term of any option, and the time during which any option is exercisable. The options granted under the 1999 Plan vest over the period of time determined by the Committee.

         Under the 1999 Plan, the Corporation may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time ("incentive stock options"), and other options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to persons who are officers or key employees of the Corporation or of any subsidiary. Nonqualified stock options may be granted to persons who are officers, key employees or advisors of the Corporation or of any of its subsidiaries.

         There are approximately 10 persons who the Corporation would consider to be officers, key employees and advisors of the Corporation and; therefore, eligible to participate in the 1999 Plan.

         Options under the 1999 Plan may not be granted after January 1, 2009. No option under the 1999 Plan may be exercised subsequent to ten years from the date of grant (five years after the date of grant for incentive stock options granted to a holder of more than 10% of the Corporation's Common Stock).

         No incentive stock option granted pursuant to the 1999 Plan may be exercised more than three months after the option holder ceases to be an employee of the Corporation, except that in the event of death or permanent and total disability of the option holder, the option may be exercised for a period of up to one year after the date of such death or permanent and total disability.

         Nonqualified stock options may be granted at an exercise price greater or lower than the fair market value of the Common Stock on the date of grant, in the discretion of the Committee. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock, and may be granted to a holder of more than 10% of the Common Stock, only at an exercise price equal to at least 110% of the fair market value of the Common Stock on the date of grant.

         In order to assist an option holder in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the 1999 Plan, the Committee may authorize payment in cash, by delivery of shares of Common Stock having a fair market value equal to the purchase price of the shares, or any combination of cash and stock.

         A total of 2,500,000 shares of Common Stock are reserved for issuance under the 1999 Plan, subject to adjustment for recapitalization, reclassification, stock split, stock combination, stock dividend, and certain other corporate reorganizations. Currently, a total of 270,000 shares are available for issuance under the 1999 Plan, as options to purchase 2,230,000 shares have previously been granted. Shares issued under the 1999 Plan may include either authorized but unissued shares of Common Stock or treasury shares. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants.

         The Corporation has granted incentive stock options to purchase 2,210,000 shares under the 1999 Plan which, as such, are subject to stockholder approval of the 1999 Plan. Such options have an exercise price of $2.00, generally have a term of 10 years, and vest as follows: one-third on the grant date; one-third six months after grant; and the remaining one-third one year after grant.

         As of April 26, 1999, options to purchase an aggregate of 2,230,000 shares of Common Stock have been granted under the 1999 Plan, including options to the named executive officer as follows: 400,000 shares to Andrew Lee, President, Chief Executive Officer, and a nominee for director, at an exercise price of $2.00, 500,000 shares to Wu Zhi Jian, Chairman of the Board and a nominee for director, at an exercise price of $2.00, 200,000 shares to Peng Jun, Executive Vice-President, Treasurer and a nominee for director, at an exercise price of $2.00, 200,000 shares to Zhang Li Wei, formerly Vice-President, and a nominee for director, at an exercise price of $2.00, 200,000 shares to Li Yong Yuan, formerly Vice-President and a nominee for director, at an exercise price of $2.00, 250,000 shares to Wu Qi Mei, formerly Executive Vice President, at an exercise price of $2.00, 200,000 shares to Willy Wu, Executive Vice President and Chief Financial Officer, at an exercise price of $2.00, and 200,000 shares to Ou Yang Wen Jie, formerly Vice President, at an exercise price of $2.00, and 10,000 shares at an exercise price of $3.00 were granted to each of Robert L. Stewart and Lewis Burridge, each a current Director and nominee for director. As of April 26, 1999, options to purchase an aggregate of 2,200,000 shares have been granted under the 1999 Plan to all current (and former) executive officers as a group, 20,000 options had been granted under the 1999 Plan to current directors who are not executive officers, and options to purchase an aggregate of 10,000 shares have been granted to all employees as a group, excluding all current (and former) executive officers.

         The closing price of the Corporation's Common Stock on April 23, 1999 was $3.25.

         Options granted under the 1999 Plan may not be assigned or transferred except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The Board of Directors may amend, suspend or terminate the 1999 Plan; provided, however, that the Board of Directors may not without stockholder approval increase the number of shares of Common Stock for which options may be granted, change the designation of the class of persons eligible to receive options, or make any other change in the 1999 Plan which requires stockholder approval under applicable law, rules, or regulations, including any approval requirement which is a prerequisite for exemptive relief under Rule 16b-3, as it may be amended from time to time.

Federal Income Tax Consequences of the 1999 Plan

         The following general discussion of the Federal income tax consequences of options granted under the 1999 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder, and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1999 Plan or of all the requirements which must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases, the changes may be retroactive. No information is provided as to state tax laws. The 1999 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of ERISA.

         Incentive Stock Options Under the 1999 Plan. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

         An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon the disposition that is not a "disqualifying disposition" (as defined below) will be taxable as long-term capital gain.

         A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another incentive stock option is treated as a disposition for this purpose, resulting in ordinary income to the option holder. Shares which were not acquired pursuant to an incentive stock option or which were acquired pursuant to the exercise of an incentive stock option, but which met the two-year and one-year holding period requirements described in the first sentence of this paragraph, generally, can be used tax free to exercise an incentive stock option. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (i) the lesser of (a) the fair market value of the shares on the date of exercise, or (b) the amount actually realized over (ii) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the optionee's holding period for the shares. In the case of gift or certain other transfers, the amount of ordinary income taxable to the optionee is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of fair market value of the shares on the date of exercise over the option exercise price.

         In general, the option holder's basis and holding period for shares acquired on the exchange of shares will be the same as described for Nonqualifying Stock Options, as described below, except that any income recognized by the option holder on a disqualifying disposition (if applicable) will be added to the option holder's basis in his shares.

         Officers and directors of the Corporation generally will be subject to
Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon the sale of shares of Common Stock. In the case of a disqualifying disposition of shares acquired pursuant to the exercise of an incentive stock option, the date on which the fair market value of the shares is determined will be postponed. The IRS regulations have not yet been amended to conform with the recently revised rules under Section 16(b). However, it is generally anticipated that the date of recognition (the "Recognition Date") will be the earlier of (i) six months after the date the option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. Despite these general rules, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. In order to be effective, the 83(b) election must be filed with the Corporation and the Internal Revenue Service within 30 days of exercise.

         In general, in the year an incentive stock option is exercised, the holder must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially divested" are more complex and may depend upon whether the holder makes a Section 83(b) election as described above.

         The Corporation will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Corporation will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the holder, provided the Corporation reports the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

         Nonqualifying Stock Options Under the 1999 Plan. The recipient of a nonqualifying stock option under the 1999 Plan will not recognize any taxable income at the time the option is granted.

         Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Upon a subsequent sale of the shares, long-term or short-term (depending on the holding period) gain or loss will generally be recognized equal to the difference between the amount realized and the fair market value of the shares on the date of exercise. If shares of Common Stock are used to pay the exercise price, in whole or in part, the option holder will recognize no gain or loss for Federal income tax purposes on the shares surrendered. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis and holding period of the shares received will be equal to the basis and holding period of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

         The Corporation will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Corporation reports the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

Vote Required to approve the 1999 Plan.

         An affirmative vote by the holders of a majority of the outstanding Common Stock entitled to vote at the annual meeting is required to approve the 1999 Plan.

         The Board of Directors recommends that the stockholders vote "FOR" the proposed 1999 Plan.


                              CERTAIN TRANSACTIONS

         The Corporation succeeded to the assets and certain liabilities of Dawson Science Corporation ("Dawson"), the Corporation's former parent company, pursuant to a reorganization consummated in June, 1998. On March 19, 1997, Dawson acquired a 92% interest in Jinzhenghua Transport. In connection with such acquisition, the prior owners of Jinzhenghua Transport received, in exchange for their interests in Jinzhenghua Transport, an aggregate of 10,000,000 shares of common stock, par value $.001 per share, of Dawson ("Dawson Common Stock"), and 2,100,000 shares of convertible preferred stock, par value $.001 per share, of Dawson ("Dawson Preferred Stock"), and Wu Zhi Jian, Chairman of the Corporation, became the chairman of the board of directors of Dawson. The 2,100,000 shares of Dawson Preferred Stock were subsequently converted into an aggregate of 10,500,000 shares of Dawson Common Stock.

         Later in 1997, the new management of Dawson, after consulting with its counsel and accountants at that time, concluded that it would be in the best interests of Dawson's shareholders to reorganize Dawson in order to provide shareholders with shares in a new Delaware corporation, the Corporation, that would own 92% of Jinzhenghua Transport.

         In June, 1998, all the outstanding shares of common stock, par value $.01 per share, of the Corporation (the "Company Common Stock") were distributed to Dawson's stockholders (the "Reorganization"), in exchange for which, Dawson transferred all of its assets to the Corporation and the Corporation assumed the disclosed liabilities of Dawson and agreed to indemnify and hold Dawson harmless from and against all Dawson's disclosed liabilities and obligations. In connection with the Reorganization, each holder of record of Dawson Common Stock at the close of business on June 30, 1998 received, for each four shares of Dawson Common Stock, one share of Company Common Stock. Promptly following the distribution of Company Common Stock to Dawson's shareholders, Dawson wound-up its affairs. It is anticipated that Dawson will be dissolved.

         Historically, Shenzhen Zhenghua Group Co. Ltd. (the "Zhenghua Group"), of which Mr. Wu is chairman and founder, has provided a significant portion of the financing for the Corporation and its predecessor, Dawson. During 1997 Dawson received interest-free loans totalling $24,182,000 and during 1998 the Corporation received interest-free loans totalling $200,000 from the Zhenghua Group, of which the Corporation has repaid a total of $15,007,000 as of December 31, 1998. Additionally, during 1997, the Zhenghua Group discharged Dawson of its obligation to repay $7,476,000 of the outstanding balance by contributing that amount to Dawson's capital. During 1998, the Zhenghua Group assigned $3,900,000 of the Corporation's indebtedness to third parties, including Wu Zhi Jian. Subsequent to such assignment, the Corporation issued shares of Common Stock in cancellation of such indebtedness, as more fully described below. At December 31, 1998, the Corporation owed the Zhenghua Group a total of $149,000. The loans have no stated terms or repayment provisions.

         As of December 31, 1997 and 1998, the Corporation was indebted in the amount of $381,000 to the minority shareholder of the Corporation's subsidiary that is developing the h in Hunan Province. Such indebtedness arose as a result of the minority shareholder having contributed land usage rights to the subsidiary developing the hotel. The amount did not bear any interest and also did not have clearly defined terms of repayment. In late 1997, the Corporation advanced $362,000 to a minority shareholder in Jiangxi Gannan Transportation Co. Ltd. The advance does not bear any interest and did not clearly specify terms of repayment.

         During 1997, Peng Jun ("Mr. Peng"), Mr. Wu's brother and a director and executive officer of the Corporation, was indebted to the Corporation at various times in amounts up to $633,000. The indebtedness did not bear interest. During 1997, Mr. Peng repaid the indebtedness in full. During 1998, Mr. Peng and Wu Qi Mei, Mr. Wu's mother, received advances in the aggregate amount of $188,000. These advances do not bear interest and do not have any clearly defined terms of repayment..

         In December 1998, the Corporation issued 2,228,571 shares of common stock (the "Shares") and warrants (the "Warrants") to purchase 334,286 shares of common stock in satisfaction of $3,900,000 of indebtedness (the "Indebtedness") of its subsidiary, Shenzhen Jinzhenghua Transport Industrial Development Co. Ltd. ("Jinzhenghua Transport"). The indebtedness arose from certain cash advances from Zhenghua Group to Jinzhenghua Transport. Prior to satisfaction of such indebtedness, Zhenghua Group assigned the Indebtedness to certain third parties, including Mr. Wu and Mr. Kwok Kee Billy Yung ("Mr. Yung"), a stockholder of the Corporation who beneficially owns approximately 20.98% of the Corporation's Common Stock. Accordingly, the Corporation issued the Shares and Warrants to such third parties.

         In connection with the cancellation of Jinzhenghua Transport's indebtedness in the amount of $3,900,000, and in consideration of the benefit received by the minority owners of Jinzhenghua Transport as a result of the issuance of the Shares and Warrants, the Corporation received an 8% promissory note in the principal face amount of $312,000 from the minority owners of Jinzhenghua Transport.

         On December 23, 1998, the Corporation issued (i) 380,952 shares of Company Common Stock and (ii) immediately exercisable warrants to purchase 500,000 shares of common stock for a five year term at an exercise price of $2.00 per share to Mr. Yung for aggregate consideration of $1,000,000.

         During February 1999, the Corporation issued 5% Convertible Notes in the aggregate principal amount of $2,000,000 to Mr. Yung at par. Such Notes are convertible into shares of the Corporation's common stock at a conversion price of $2.00 per share. On the last trading day immediately prior to the closing of the Convertible Note purchase, the closing price of the Common Stock was $5.00, as quoted on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board. The Corporation loaned the proceeds of the sale of the $2,000,000 Convertible Notes to Jinzhenghua Transport, as a result of which Jinzhenghua Transport's indebtedness to the Corporation increased by $2,000,000.

         On March 26, 1999, the Corporation issued 500,000 and 1,5000,000 shares of Common Stock to Mr. Yung and Yung Yau, respectively for an aggregate purchase price of $4,000,000. On March 26, 1999, the closing price of the Common Stock was $4.4375.

         Changde Zhenghua Co., Ltd. owns 6% and Zhenghua Group owns 2% of Jinzhenghua Transport, the 8% that the Corporation does not own.

         Zhenghua Group owns all the minority interests in the Corporation's subsidiaries, other than (i) 25% of the hotel subsidiary, which is owned by another affiliate of Mr. Wu; (ii) 15% of the Hotel subsidiary, which is owned by an unaffiliated party; and (iii) 30% of the car rental subsidiary that operates in Jiangxi Province, which also is owned by an unaffiliated party.


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Corporation appointed BDO International as independent public accountants to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 1998.

         A representative of BDO International is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Corporation believes that during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Common Stock were complied with.


                DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2000 must be received at the Corporation's principal executive offices in New York, New York on or before January 7, 2000. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

         Notice of Shareholder proposals intended to be presented at the Corporation's 2000 Annual Meeting which are submitted outside the processes of Rule 14a-8 will be considered untimely if received by the Corporation after January 7, 2000. The proxy solicited by the Board of Directors with respect to that meeting may confer discretionary authority to vote on matters submitted in an untimely proposal.

                                  OTHER MATTERS

         Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                           INCORPORATION BY REFERENCE

         To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Board of Directors Report on Executive Compensation" and "Comparative Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.


                                   10-K REPORT

         THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO WILLY W. WU, CHIEF FINANCIAL OFFICER, INTEGRATED TRANSPORTATION NETWORK GROUP INC. 575 Lexington Avenue, Suite 410, New York, New York, 10022.

                                 VOTING PROXIES

         The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                            By order of the Board of Directors


                                            Mona Ng, Secretary
New York, New York


May 7, 1999

                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.

                       1999 COMBINATION STOCK OPTION PLAN

        SECTION I.  PURPOSE OF THE PLAN.

        The purposes of this Integrated Transportation Network Group Inc. 1999 Combination Stock Option Plan (the "1999 Plan") are (i) to provide long-term incentives and rewards to those key employees (the "Employee Participants") of Integrated Transportation Network Group Inc. (the "Corporation") and its subsidiaries (if any), and any other persons (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and key employees with requisite experience and ability, and (iii) to associate more closely the interests of such executives and key employees with those of the Corporation's stockholders.

        SECTION II.  DEFINITIONS.

           "Code" is the Internal Revenue Code of 1986, as it may be amended from time to time.

           "Common Stock" is the $.01 par value common stock of the Corporation.

           "Committee" is defined in Section III, paragraph (a).

           "Corporation" is defined in Section I.

           "Corporation ISOs" are all stock options (including 1999 Plan ISOs) which (i) are Incentive Stock Options and (ii) are granted under any plans (including this 1999 Plan) of the Corporation, a Parent Corporation and/or a Subsidiary Corporation.

           "Employee Participants" is defined in Section I.

           "Fair Market Value" of any property is the value of the property as reasonably determined by the Committee.

           "Incentive Stock Option" is a stock option which is treated as an incentive stock option under Section 422 of the Code.

           "1999 Plan" is defined in Section I.

           "1999 Plan ISOs" are Stock Options which are Incentive Stock Options.

           "Non-employee Participants" is defined in Section I.

           "Non-qualified Option" is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

           "Parent Corporation" has the meaning provided in Section 424(e) of the Code.

           "Participants" are all persons who are either Employee Participants or Non-employee Participants.

           "Permanent and Total Disability" has the meaning provided in Section 22(e)(3) of the Code.

           "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3.

           "Section 16" means Section 16 of the Securities Exchange Act of 1934, as amended, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

           "Stock Options" are rights granted pursuant to this 1999 Plan to purchase shares of Common Stock at a fixed price.

           "Subsidiary Corporation" has the meaning provided in Section 424(f) of the Code.

           "Ten Percent Stockholder" means, with respect to a 1999 Plan ISO, any individual who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such 1999 Plan ISO is granted.

        SECTION III.  ADMINISTRATION.

        (a) The Committee. This 1999 Plan shall be administered by the Board of Directors or by a compensation committee consisting solely of two or more "non-employee directors", as defined in Rule 16b-3, who shall be designated by the Board of Directors of the Corporation (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the Committee if that person's membership would prevent the plan from complying with Section 16, if applicable to the Corporation.

        (b) Authority and Discretion of the Committee. Subject to the express provisions of this 1999 Plan and provided that all actions taken shall be consistent with the purposes of this 1999 Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute key employees eligible to be Employee Participants;
(ii) select the Participants to whom Stock Options shall be granted under this 1999 Plan; (iii) determine the size and the form of the Stock Options, if any, to be granted to any Participant; (iv) determine the time or times such Stock Options shall be granted including the grant of Stock Options in connection with other awards made, or compensation paid, to the Participant; (v) establish the terms and conditions upon which such Stock Options may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such Stock Options and the Stock received on exercise thereof, including, but not limited to, providing for limitations on the Participant's right to keep any Stock received on termination of employment;
(vii) determine whether the Participant or the Corporation has achieved any goals or otherwise satisfied any conditions or requirements that may be imposed on or related to the exercise of Stock Options; and (viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this 1999 Plan. Notwithstanding any provision of this 1999 Plan to the contrary, only Employee Participants shall be eligible to receive 1999 Plan ISOs.

        (c) Applicable Law. This 1999 Plan and all Stock Options shall be governed by the law of the state in which the Corporation is incorporated.

        SECTION IV.  TERMS OF STOCK OPTIONS.

        (a) Agreements. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this 1999 Plan) as the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following or a similar statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

        (b) Term. Stock Options shall be for such periods as may be determined by the Committee, provided that in the case of 1999 Plan ISOs, the term of any such 1999 Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a 1999 Plan ISO that in the event of the Permanent and Total Disability or death of the Participant, the 1999 Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or Death. In no event may a 1999 Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of 1999 Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

        (c) Purchase Price. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (i) in cash, (ii) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (iii) any other property (valued at its Fair Market Value on the date of such exercise), or (iv) any combination of cash, stock and other property, with any payment made pursuant to subparagraphs (ii), (iii) or (iv) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a 1999 Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the 1999 Plan ISO, provided that in the case of 1999 Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of issuance of the 1999 Plan ISO.

        (d) Further Restrictions as to Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs

(determined without regard to this section) are exercisable for the first time by any Employee Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the option or at the time of its exercise. For the purpose of this section, Fair Market Value shall be determined as of the time the option with respect to such stock is granted.

        (e) Restrictions. At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability. For the purposes of this limitation, options shall be taken into account in the order granted.

        (f) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of a Stock Option to, or exercise of a Stock Option by, a holder. The Corporation may require, as a condition to the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

        (g) Securities Law Compliance. Upon exercise (or partial exercise) of a Stock Option, the Participant or other holder of the Stock Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer Stock in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Stock upon any exercise of this Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of Stock upon exercise of a Stock Option, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder shall bear a legend reflecting such restrictions.

        (h) Right to Stock Option. No employee of the Corporation or any other person shall have any claim or right to be a participant in this 1999 Plan or to be granted a Stock Option hereunder. Neither this 1999 Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for any unpaid amounts under this 1999 Plan, any person having a claim for payments shall be an unsecured creditor.

        (i) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 1999 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

        (j) Participation by Foreigners. Without amending this 1999 Plan, except to the extent required by the Code in the case of Incentive Stock Options, the Committee may modify grants made to participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

        SECTION V.  AMENDMENT AND TERMINATION: ADJUSTMENTS UPON CHANGES IN
                    STOCK.

        The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this 1999 Plan or any portion thereof, provided that no amendment shall be made without approval of the Corporation's stockholders if such approval is necessary to comply with any applicable tax requirement, any applicable rules or regulations of the Securities and Exchange Commission, including Rule 16b-3 (or any successor rule thereunder), or the rules and regulations of any exchange or stock market on which the Corporation's securities are listed or quoted. Except as provided herein, no amendment, suspension or termination of this 1999 Plan may affect the rights of a Participant to whom a Stock Option has been granted without such Participant's consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any 1999 Plan ISO granted to an Employee Participant to a Non-qualified Option at any time prior to the exercise, in full, of such 1999 Plan ISO. If there shall be any change in the Common Stock or to any Stock Option granted under this 1999 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Committee (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares subject to this 1999 Plan, and the number and kind of shares and the price per share subject to outstanding options, provided that such adjustment does not affect the qualification of any 1999 Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Committee may issue new Stock Options in exchange for outstanding Stock Options.

        SECTION VI.  SHARES OF STOCK SUBJECT TO THE PLAN.

        The number of shares of Common Stock that may be the subject of awards under this 1999 Plan shall not exceed an aggregate of 2,500,000 shares. Shares to be delivered under this 1999 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to an option hereunder which for any reason terminates, is canceled or otherwise expires unexercised, and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares shall be subject to further awards under this 1999 Plan, provided, first, that the total number of shares then eligible for award under this 1999 Plan may not exceed the total specified in the first sentence of this Section VI, and second, that the number of shares subject to further awards shall not be increased in any way that would cause this 1999 Plan or any Stock Option to not comply with Section 16, if applicable to the Corporation.

        SECTION VII.  EFFECTIVE DATE AND TERM OF THIS PLAN.

        The effective date of this 1999 Plan is January 1, 1999 (the "Effective Date") and awards under this 1999 Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised may extend beyond that time as provided herein.

DATE OF APPROVAL BY STOCKHOLDERS:  ________________, 1999

DATE OF APPROVAL BY BOARD OF DIRECTORS:  January 1, 1999

----------------------------------------------------
   INTEGRATED TRANSPORTATION NETWORK GROUP INC.
----------------------------------------------------

1. Election of Directors

            WU ZHI JIAN            PENG JUN
            LOUIS BURRIDGE         ROBERT L. STEWART
            ANDREW LEE             ZHANG LI WEI
            LI YONG YUAN

                 For All      With-      For All
                Nominees      hold       Except

                  / /         / /         / /


CONTROL NUMBER:
RECORD DATE SHARES:

Note: If you do not wish your shares voted "For" a particular nominee(s), mark the "For All Except" box and strike a line through the name(s) of such nominee(s). Your shares will be voted for the remaining nominee(s).


2. Proposal to Approve 1999 Combination Stock Option Plan, as more fully described in the accompanying Proxy Statement

                 For     Against   Abstain

                 / /       / /       / /

3. In their discretion, the proxies are authorized to vote upon such other
business as may property come before the meeting.    / /

Mark box at right if you plan to attend the Meeting in person.   / /


Please be sure to sign and date this Proxy.          Date:
                                                           -------------

Stockholder sign here                   Co-owner sign here

------------------------                --------------------------------

Mark box at right if an address change or comment has been noted on the reverse
side of this card.   / /



                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval.
These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting in Lieu of Annual Meeting of Stockholders, May 28, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Integrated Transportation Network Group Inc.

                  INTEGRATED TRANSPORTATION NETWORK GROUP INC.

The undersigned hereby appoints Andrew Lee and Willy Wu, and each of them acting singly, with full power of substitution, proxies to represent the undersigned at the 1999 Special Meeting in Lieu of Annual Meeting of Stockholders of INTEGRATED TRANSPORTATION NETWORK GROUP INC. to be held May 28, 1999 at 11:00 a.m. at Chase Manhattan Conference Center, Chase Manhattan Bank, 11th Floor, 270 Park Avenue, New York, New York, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of INTEGRATED TRANSPORTATION NETWORK GROUP INC. standing in the name of the undersigned upon the matters set forth in the Notice and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and upon such other business as may properly come before the Meeting.

THE BOARD RECOMMENDS A VOTE FOR ALL PROPOSALS SPECIFIED AND FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NO. 2.

PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.


PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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